UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 24, 2008 (July 24, 2008)

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Avis Budget Group, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant's telephone number, including area code)

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2008, our Board of Directors elected Mr. Eduardo G. Mestre as a director, effective immediately.  Mr. Mestre has been Vice Chairman of Evercore Partners since 2004.  Prior to joining Evercore, Mr. Mestre served as Chairman of Investment Banking at Citigroup, among numerous leadership positions he filled during a twenty-seven year career there.

Mr. Mestre will stand for re-election by shareholders at our 2009 Annual Meeting.  In accordance with compensation provided to all of our non-employee directors, Mr. Mestre will receive an annual retainer fee of $125,000. Such amount will be paid 50% in cash and 50% in deferred common stock.  In addition, Mr. Mestre was also awarded a one-time new director equity grant of 7,500 deferred shares of common stock, which will vest ratably over three years, subject to Mr. Mestre’s continued service as a director and a deferred cash award of approximately $30,000.  Each share of deferred common stock entitles a director to receive one share of common stock immediately following such director’s retirement or termination of service from the Board for any reason.

Due to a payment made during 2006 by Cendant, as we were known at that time, to Evercore Partners to render advice to its Board of Directors in connection with the Cendant Separation, Mr. Mestre will not be eligible to be an independent director under applicable NYSE rules until January 1, 2010.

Item 7.01	Regulation FD Disclosure.

Our press release announcing Mr. Mestre’s appointment described in Item 5.02 above is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

 (d)           Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1	Press Release dated July 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President and Secretary

Date: July 24, 2008

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated July 24, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 24, 2008.